Exhibit 99.1

Contacts:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Kevin LeBlanc	Jacqueline Chen Valencia
	Director of Investor	Senior Vice President
	Relations	Marketing & Communications
	(225) 292-2031	(225) 295-9688
	kevin.leblanc@amedisys.com	jacqueline.chen@amedisys.com

AMEDISYS REPORTS FIRST QUARTER REVENUE AND EARNINGS

AND REAFFIRMS 2011 GUIDANCE

AMEDISYS TO HOST CONFERENCE CALL

TODAY AT 10:00 A.M. ET

BATON ROUGE, Louisiana (April 26, 2011) — Amedisys, Inc. (NASDAQ: AMED), a leading home health and hospice company, today reported its financial results for the first quarter ended March 31, 2011 and reaffirms 2011 guidance.

Three-Month Periods Ended March 31, 2011 and 2010

•

Net service revenue of $364.3 million compared to $413.0 million in 2010, a decrease of $48.7 million or 11.8%. Same store agencies decreased $40.5 million, $16.2 million of the decrease related to agencies closed or consolidated during 2010 offset by $8.0 million in revenue related to start-up and acquisition agencies.

•	Net income attributable to Amedisys, Inc. of $15.3 million compared to $36.6 million in 2010, a decrease of $21.4 or 58.3%.

•

Diluted earnings per share of $0.53 compared to $1.29 per diluted share in 2010, a decrease of 58.9%. The weighted average number of diluted shares outstanding increased to approximately 28.9 million compared to 28.4 million in 2010.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $36.8 million compared to $70.7 million in 2010, a decrease of 48.0%.

•	After adding back $4.4 million ($2.7 million, net of income tax) or $0.09 per diluted share in certain items*, the following would have been our adjusted results:

•	Net income attributable to Amedisys, Inc. of $18.0 million compared to $36.6 million in 2010, a decrease of 51.0%.

•	Diluted earnings per share of $0.62 compared to $1.29 per diluted share in 2010, a decrease 51.9%.

•	EBITDA of $41.2 million compared to $70.7 million in 2010, a decrease of 41.7%.

*	See footnote 2 on page 7 for explanation of these certain items.

“Our financial performance for the quarter reflects mixed operating results. Our aggressive efforts over the past few quarters to drive down costs and improve efficiencies generated positive results. However, soft admissions volume drove revenue below our expectations. Going forward, our clear objective is to improve internal growth,” stated William F. Borne, Chief Executive Officer of Amedisys, Inc. “Our balance sheet strength continued to improve over the quarter, leaving us well positioned for acquisitive growth such as our recently announced deal to acquire Beacon Hospice.”

2011 Guidance

•	Net service revenue is anticipated to be in the range of $1.600 billion to $1.650 billion.

•	Diluted earnings per share is expected to be in the range of $3.00 to $3.30 based on an estimated 29.3 million shares outstanding.

This guidance includes the effects of our recently announced Beacon acquisition but excludes the effects of the following: any future acquisitions, if any are made; effects of any share repurchases; non-recurring costs that may be incurred during the year; the impact of any future Medicare rate changes; or the impact, if any, of the new regulatory requirements, including face-to-face and therapy requirements.

We urge caution in considering the current trends and guidance disclosed in this press release. The home health and hospice industry is highly competitive and subject to intensive regulations, and trends and guidance are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the

SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com. We disclaim any obligations to update disclosed information on trends.

Earnings Call and Webcast Information

To participate in the conference call, please dial (877) 548-7911 (Toll free) or (719) 325-4745 (Toll) a few minutes before 10:00 a.m. ET on Tuesday, April 26, 2011. A replay of the conference call will be available through May 3, 2011. The replay dial in number is (888) 203-1112 (Toll free) or (719) 457-0820 (Toll). The replay pin number is 8261225.

The call will also be available through our website and for seven days thereafter at the following web address: http://www.amedisys.com/investors.

We are headquartered in Baton Rouge, Louisiana. Our common stock trades on the NASDAQ Global Select Market under the symbol “AMED.”

Additional information

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open agencies, acquire additional agencies and integrate and operate these agencies effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, changes in or developments with respect to any litigation or investigations relating to the Company, including the United States Senate Committee on Finance inquiry, the SEC investigation and the U.S. Department of Justice Civil Investigative Demand and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures as defined under SEC rules: EBITDA, defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization, adjusted EBITDA, defined as EBITDA plus certain items, adjusted net income attributable to Amedisys, Inc., defined as net income attributable to Amedisys, Inc. plus certain items and adjusted diluted earnings per share, defined as diluted earnings per share plus the earnings per share effect of certain items. In accordance with SEC rules, we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under generally accepted accounting principles (“GAAP”). Management believes that these are useful gauges of our performance and are common measures used in our industry to assess relative financial performance among companies.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED FINANCIAL STATEMENT DATA AND SUPPLEMENTAL INFORMATION

(Amounts in thousands, except per share data and statistical information)

(Unaudited)

Balance Sheet Information

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$148,868	$120,295
Patient accounts receivable, net of allowance for doubtful accounts of $19,125 and $20,977	141,923	141,549
Prepaid expenses	11,605	9,947
Other current assets	15,701	22,259

Total current assets	318,097	294,050

Property and equipment, net of accumulated depreciation of $81,300 and $78,074	144,023	138,554
Goodwill	791,412	791,412
Intangible assets, net of accumulated amortization of $18,280 and $17,135	52,248	53,393
Other assets, net	21,780	22,454

Total assets	$1,327,560	$1,299,863

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,290	$20,663
Payroll and employee benefits	88,322	82,961
Accrued expenses	69,321	61,254
Current portion of long-term obligations	36,101	37,178
Current portion of deferred income taxes	12,694	14,285

Total current liabilities	227,728	216,341
Long-term obligations, less current portion	136,138	144,688
Deferred income taxes	54,276	52,286
Other long-term obligations	5,291	6,833

Total liabilities	423,433	420,148

Commitments and Contingencies

Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 30,084,676 and 29,867,701 shares issued; and 29,445,137 and 29,232,807 shares outstanding	30	29
Additional paid-in capital	416,425	407,156
Treasury stock at cost, 639,539 and 634,894 shares of common stock	(14,194)	(14,022)
Accumulated other comprehensive income	15	25
Retained earnings	499,957	484,669

Total Amedisys, Inc. stockholders’ equity	902,233	877,857
Noncontrolling interests	1,894	1,858

Total equity	904,127	879,715

Total liabilities and equity	$1,327,560	$1,299,863

Income Statement Information

	For the Three-Month Periods Ended March 31,
	2011	2010
Net service revenue	$364,302	$412,967
Cost of service, excluding depreciation and amortization	191,179	204,059
General and administrative expenses:
Salaries and benefits	85,650	86,967
Non-cash compensation	1,910	2,513
Other	45,565	45,015
Provision for doubtful accounts	3,162	4,345
Depreciation and amortization	9,355	8,186

Operating expenses	336,821	351,085

Operating income	27,481	61,882
Other (expense) income:
Interest income	118	85
Interest expense	(2,252)	(2,411)
Equity in earnings from unconsolidated joint ventures	323	788
Miscellaneous, net	(339)	33

Total other expense, net	(2,150)	(1,505)

Income before income taxes	25,331	60,377
Income tax expense	(10,007)	(23,547)

Net income	15,324	36,830
Net income attributable to noncontrolling interests	(36)	(184)

Net income attributable to Amedisys, Inc.	$15,288	$36,646

Net income per share attributable to Amedisys, Inc. common stockholders:
Basic	$0.54	$1.32

Diluted	$0.53	$1.29

Weighted average shares outstanding:
Basic	28,366	27,821

Diluted	28,867	28,359

Cash Flow Information

	For the Three-Month Periods Ended March 31,
	2011	2010
Net cash provided by operating activities	$52,554	$71,037
Net cash used in investing activities	(15,946)	(14,366)
Net cash used in financing activities	(8,035)	(9,176)

Net increase in cash and cash equivalents	28,573	47,495
Cash and cash equivalents at beginning of period	120,295	34,485

Cash and cash equivalents at end of period	$148,868	$81,980

Supplemental Information – Home Health

	For the Three-Month Periods Ended March 31,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Episodic-based revenue	300.3	6.9	307.2	347.8	13.9	361.7
Nonepisodic-based revenue	18.0	0.3	18.3	17.9	0.9	18.8

Net service revenue	318.3	7.2	325.5	365.7	14.8	380.5
Same store episodic-based revenue growth (2)	(14)%			14%

Cost of service	166.9	3.9	170.8	176.3	10.7	187.0

Gross margin	151.4	3.3	154.7	189.4	4.1	193.5
Other operating expenses	79.6	3.5	83.1	82.8	10.9	93.7

Operating income	$71.8	$(0.2)	$71.6	$106.6	$(6.8)	$99.8

Key Statistical Data:
Admissions:
Episodic-based	61,158	1,322	62,480	62,445	2,833	65,278
Nonepisodic-based	10,504	189	10,693	9,480	512	9,992

Total admissions	71,662	1,511	73,173	71,925	3,345	75,270

Same store episodic-based admission growth (2)	(2)%			10%

Recertifications:
Episodic-based	43,284	447	43,731	48,058	1,657	49,715
Nonepisodic-based	4,236	41	4,277	4,785	111	4,896

Total recertifications	47,520	488	48,008	52,843	1,768	54,611

Same store episodic-based recertification growth (2)	(10)%			(1)%

Completed episodes	97,941	1,576	99,517	100,913	4,183	105,096

Visits:
Episodic-based	1,905,098	31,588	1,936,686	2,014,528	76,725	2,091,253
Nonepisodic-based	197,308	3,275	200,583	197,426	10,646	208,072

Total visits	2,102,406	34,863	2,137,269	2,211,954	87,371	2,299,325

Cost per visit	$79.38	$111.34	$79.91	$79.69	$122.36	$81.32

Average episodic-based revenue per completed episode (3)	$3,029	$3,007	$3,029	$3,284	$3,216	$3,282

Episodic-based visits per completed episode (4)	18.5	17.2	18.5	18.7	17.4	18.6

(1)	Agencies for the prior period which are not considered same store agencies (i.e. agencies closed or consolidated in current or prior period or unopened startups).
(2)

Same store episodic-based revenue, admissions or recertifications growth is the percent increase (decrease) in our same store episodic-based revenue, admissions or recertifications for the period as a percent of the same store episodic-based revenue, admissions or recertifications of the prior period.

(3)	Average episodic-based revenue per completed episode is the average episodic-based revenue earned for each episodic-based completed episode of care.
(4)	Episodic-based visits per completed episode is the home health episodic-based visits on completed episodes divided by the home health episodic-based episodes completed during the period.

Supplemental Information – Hospice

	For the Three-Month Periods Ended March 31,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Medicare revenue	$35.7	$0.8	$36.5	$29.5	$1.3	$30.8
Non-Medicare revenue	2.3	—	2.3	1.6	0.1	1.7

Net service revenue	38.0	0.8	38.8	31.1	1.4	32.5

Same store Medicare revenue growth (2)	21%			33%

Cost of service	19.6	0.8	20.4	15.8	1.3	17.1

Gross margin	18.4	—	18.4	15.3	0.1	15.4
Other operating expenses	7.4	0.8	8.2	7.3	1.1	8.4

Operating income	$11.0	$(0.8)	$10.2	$8.0	$(1.0)	$7.0

Key Statistical Data:

Hospice admits	3,088	109	3,197	2,629	164	2,793
Hospice days	277,500	6,245	283,745	226,481	10,038	236,519
Average daily census	3,083	69	3,153	2,516	112	2,628
Revenue per day	$136.84	$134.32	$136.78	$137.22	$139.56	$137.32
Cost of service per day	$70.50	$133.46	$71.89	$69.89	$125.70	$72.26
Average length of stay	89	48	88	89	61	87

(1)	Agencies for the prior period which are not considered same store agencies (i.e. agencies closed or consolidated in current or prior period or unopened startups).
(2)	Same Store Medicare revenue growth is the percent increase in our same store Medicare revenue for the period as a percent of the same store Medicare revenue of the prior period.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED KEY STATISTICAL DATA

(Unaudited)

	For the Three-Month Periods Ended March 31,
	2011	2010
Key Statistical Data:
General
Number of home health agencies	489	532
Number of hospice agencies	69	68
Number of agencies acquired (1)	—	1
Number of agencies opened as start-up locations (1)	6	17
Days revenue outstanding, net (2)	34.8	32.6

(1)	Includes both home health and hospice agencies.
(2)

Our calculation of days revenue outstanding, net at March 31, 2011 and 2010 is derived by dividing our ending net patient accounts receivable (i.e. net of estimated revenue adjustments and allowance for doubtful accounts) by our average daily net patient revenue for the three-month period ended March 31, 2011 and 2010, respectively.

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands, except per share data)

(Unaudited)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA

	For the Three-Month Periods Ended March 31,
	2011	2010
Net income attributable to Amedisys, Inc.	$15,288	$36,646
Add:
Provision for income taxes	10,007	23,547
Interest expense, net	2,134	2,326
Depreciation and amortization	9,355	8,186

EBITDA (1)	$36,784	$70,705

Add:
Certain items (2)	4,418	—

Adjusted EBITDA (3)	$41,202	$70,705

Adjusted Net Income Attributable to Amedisys, Inc. Reconciliation

	For the Three-Month Periods Ended March 31,
	2011	2010
Net income attributable to Amedisys, Inc.	$15,288	$36,646
Add:
Certain items (2)	2,673	—

Adjusted net income attributable to Amedisys, Inc. (4)	$17,961	$36,646

Adjusted Diluted Earnings Per Share Reconciliation

	For the Three-Month Periods Ended March 31,
	2011	2010
Net income attributable to Amedisys, Inc. common stockholders - diluted	$0.53	$1.29
Add:
Certain items (2)	0.09	—

Adjusted net income attributable to Amedisys, Inc. common stockholders - diluted (5)	$0.62	$1.29

(1)

EBITDA is defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(2)

During the three-month period March 31, 2011, we incurred certain costs of $3.3 million ($2.0 million, net of tax or $0.07 per diluted share) associated with the realignment of operations, acquisition costs and legal expenses related to the United States Senate Committee on Finance inquiry and SEC and DOJ investigation. We also incurred costs associated with our agency closings/consolidations we announced in 2010 of $1.1 million ($0.7 million net of tax or $0.02 per diluted share).

(3)

Adjusted EBITDA is defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest expense, depreciation and amortization plus certain items as described in footnote 2. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(4)

Adjusted net income attributable to Amedisys, Inc. is defined as net income attributable to Amedisys, Inc. plus certain items as described in footnote 2. Adjusted net income attributable to Amedisys, Inc. should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net income attributable to Amedisys, Inc. may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.

(5)

Adjusted diluted earnings per share is defined as diluted earnings per share plus the earnings per share effect of certain items as described in footnote 2. Adjusted diluted earnings per share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators or operating performance. This calculation of adjusted diluted earnings per share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.